                                                                   EXHIBIT 15(b)



November 11, 2002


To Shareholders and Board of Directors
of Sysco Corporation:


We are aware of the incorporation by reference in the Registration Statements (Form S-3 (333-52897), Form S-4 (333-30050, 333-53510, 333-50842 and 333-98489)
and Form S-8 (33-10906, 2-76096, 33-45804, 33-45820, 333-01259, 333-01255,
333-01257, 333-27405, 333-66987, 333-49840 and 333-58276) of Sysco Corporation
of our report dated November 11, 2002 relating to the unaudited consolidated interim financial statements of Sysco Corporation that are included in its Form 10-Q for the quarter ended September 28, 2002.

Very truly yours,


/s/ Ernst & Young LLP


Houston, Texas